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                                                                  Exhibit 10.1.1

   FEDERATED
   DEPARTMENT STORES, INC.         7 West Seventh Street*Cincinnati, Ohio  45202




                                November 3, 1993



   To:    The Bank of New York
          101 Barclay Street 12W
          New York, NY  10286
          Attn:  John I. Sivertsen

          RE:  Letter Agreement
               ----------------
   Ladies and Gentlemen:

   Please refer to the Series A Warrant Agreement dated as of February 5, 1992 (the "Series A Warrant Agreement") between Federated Department Stores, Inc. ("Federated") and The Bank of New York as Warrant Agent (the "Warrant Agent"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Series A Warrant Agreement.


   Background
   ----------
   On the terms and subject to the conditions of the Plan, Federated issued 4,000,000 warrants, each warrant initially representing the right to purchase one share of Common Stock at the initial price of $25.00 per share (the "Warrant Price"). Upon the issuance of Common Stock pursuant to an IPO by Federated on May 20, 1992, the Warrant Price was adjusted pursuant to
   Section 4.1(g) of the Series A Warrant Agreement to $23.88 per share and the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant was adjusted pursuant to Section 4.1(d) to 1.047 shares.
   Thereafter, at exercise, a holder would pay the adjusted Warrant Price for each Warrant Share they were to receive upon exercise of their Warrants.

   Due to an oversight, the calculation in Section 3.1(a)(ii) of the Series A Warrant Agreement does not reflect the fact that the Warrant Price is a per Warrant Share price and not a per Warrant price.


   Amendment
   ---------
   By this Letter Agreement, pursuant to the authority contained in Section 12(a) of the Series A Warrant Agreement to amend such agreement to cure any ambiguity or correct any provision which is inconsistent with any other provisions in the agreement, Federated and the Warrant Agent hereby agree as follows:
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   Section 3.1(a)(ii) will now read in its entirety:

          "(ii) cash, or a certified bank check payable to the order of the Company in an amount equal to the product of (A) the number of Warrant Shares purchasable upon the exercise of the number of Warrants designated in the Form of Exercise Notice multiplied by (B) the Warrant Price."

   Please indicate your consent and agreement to this requested amendment by executing a copy of this letter in the space provided below and returning it to Federated.

                              Sincerely,

                              FEDERATED DEPARTMENT STORES,INC.



                              By:  /s/ Karen M. Hoguet
                                   -------------------
                                   Karen M. Hoguet
                                   Senior Vice President-Planning and Treasurer


   Agreed to this    5    day of
                   -----
   November, 1993:

   THE BANK OF NEW YORK


   By:      /s/ Thomas C. Griffo
      ----------------------------
            Thomas C. Griffo
   Title:   Vice President
         -------------------------




   SPS:ckh

   warramen.sps
   10Kexhib.10.1.1